SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934


Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12


                        MONARCH CASINO & RESORT, INC.
               (Name of Registrant as Specified In Its Charter)

                  (Name of Person(s) Filing Proxy Statement,
                        if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1)  Title of each class of securities to which transaction applies:
          _____________________________________________________
     (2)  Aggregate number of securities to which transaction applies:
          _____________________________________________________
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          _____________________________________________________
     (4)  Proposed maximum aggregate value of transaction:
          _____________________________________________________
     (5)  Total fee paid:
          _____________________________________________________

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)  Amount Previously Paid:
          _____________________________________________________
     (2)  Form, Schedule or Registration Statement No.:
          _____________________________________________________
     (3)  Filing Party:
          _____________________________________________________
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          _____________________________________________________
                         MONARCH CASINO & RESORT, INC.


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                June 12, 2003




To the Stockholders of Monarch Casino & Resort, Inc.:

     The Annual Meeting of Stockholders of Monarch Casino & Resort, Inc. (the "Company") will be held at the Atlantis Casino Resort, 3800 South Virginia Street, Reno, Nevada 89502, on Thursday, June 12, 2003, at 10:00 a.m. local time, for the following purposes:

       1.  To elect Bob Farahi, Ben Farahi and Ronald R. Zideck as directors of the Company;

       2. To vote on the extension of the terms of the existing stock compensation plans, to increase the amount of option shares authorized for issue under the existing stock compensation plans, to extend the life of stock options granted under the existing Directors' Stock Option Plan and to permit the Directors' Plan Committee to extend the term of any existing option grants under the

           Directors' Stock Option Plan, and to revise the description of employees eligible to receive options and the conditions that determine the purchase price of stock options under the existing Executive Long-Term Incentive Stock Option Plan; and

     3. To transact such other business as may properly come before the meeting.

     Only stockholders of record at the close of business on May 2, 2003, are entitled to notice of, and to vote, at the annual meeting. The stock transfer books will not be closed.

     Stockholders are cordially invited to attend the annual meeting in person. STOCKHOLDERS DESIRING TO VOTE IN PERSON MUST REGISTER AT THE ANNUAL MEETING WITH THE INSPECTORS OF ELECTION PRIOR TO COMMENCEMENT OF THE ANNUAL MEETING.
IF YOU WILL NOT BE ABLE TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO EXECUTE AND DATE THE ENCLOSED FORM OF PROXY AND TO FORWARD IT TO THE SECRETARY OF THE COMPANY WITHOUT DELAY SO THAT YOUR SHARES MAY BE REGULARLY VOTED AT THE ANNUAL MEETING.

     A copy of the 2002 Annual Report to Stockholders, including financial statements for the year ended December 31, 2002, is enclosed.

                                    By order of the Board of Directors,



                                    /s/BEN FARAHI
                                    Ben Farahi
                                    Secretary


                         MONARCH CASINO & RESORT, INC.

                               PROXY STATEMENT
                              TABLE OF CONTENTS



                                                                      Page

VOTING SECURITIES .........................................................1

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN OTHER BENEFICIAL OWNERS ......3

PROPOSAL 1: ELECTION OF DIRECTORS .........................................5
   Directors and Nominees .................................................6
   Certain Officers of Subsidiary .........................................7
   Committees of the Board ................................................8
   Board Meetings .........................................................9
   Compensation of Non-Employee Directors .................................9

PROPOSAL 2: AMENDMENT AND EXTENSION OF EXISTING STOCK COMPENSATION PLANS .11

COMPENSATION OF EXECUTIVE OFFICERS .......................................18
   Summary Compensation Table ............................................18
   Option Grants in 2002 .................................................18
   Aggregated Option Exercises in 2002 and Fiscal Year-End Option Values .18
   Compensation Committee Interlocks and Insider Participation ...........19
   Compensation Committee Report on Executive Compensation ...............19
   Audit Committee Report ................................................20
   Stock Performance Chart ...............................................21

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS ...........................22

INDEPENDENT PUBLIC ACCOUNTANTS ...........................................23

AUDIT AND RELATED FEES ...................................................23

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934 .....24

VOTING PROCEDURES ........................................................24

2004 ANNUAL MEETING OF STOCKHOLDERS ......................................24

OTHER BUSINESS ...........................................................25

EXHIBIT A-1 - SECOND AMENDMENT TOMONARCH CASINO & RESORT, INC.
   1993 DIRECTOR'S STOCK OPTION PLAN .....................................S1

EXHIBIT A-2 - SECOND AMENDMENT TOMONARCH CASINO & RESORT, INC.
   1993 EMPLOYEE STOCK OPTION PLAN .......................................S2

EXHIBIT A-3 - SECOND AMENDMENT TOMONARCH CASINO & RESORT, INC.
   1993 EXECUTIVE LONG TERM INCENTIVE PLAN ...............................S3


                         MONARCH CASINO & RESORT, INC.
                          3800 South Virginia Street
                              Reno, Nevada  89509


                               PROXY STATEMENT

     This Proxy Statement is furnished to the stockholders of Monarch Casino & Resort, Inc. (the "Company") in connection with the annual meeting of stockholders of the Company to be held at the Atlantis Casino Resort, 3800 South Virginia Street, Reno, Nevada 89502, on Thursday, June 12, 2003, at 10:00 a.m. local time, and any adjournment thereof, for the purposes indicated in the Notice of Annual Meeting of Stockholders.

     THE ACCOMPANYING PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY (THE "BOARD"). This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about May 8, 2003. Any stockholder giving a proxy has the power to revoke it prospectively by giving written notice to the Company, addressed to Ben Farahi, Secretary, at the Company's principal address at 1175 W. Moana Lane, Suite 200, Reno, Nevada 89509 before the annual meeting, by delivering to the Company a duly executed proxy bearing a later date, by notifying the Company at the annual meeting prior to the commencement of the annual meeting, or by voting in person by ballot at the annual meeting after notifying the inspectors of election of the stockholder's intention to do so prior to the commencement of the annual meeting. The shares represented by the enclosed proxy will be voted if the proxy is properly executed and received by the Company prior to the commencement of the annual meeting, or any adjournment thereof.

     None of the proposals to be voted on at the annual meeting creates a right of appraisal under Nevada law. A vote "FOR" or "AGAINST" any of the proposals set forth herein will only affect the outcome of the proposal.

     The expenses of making the solicitation will consist of the costs of preparing, printing, and mailing the proxies and proxy statements and the charges and expenses of brokerage firms, custodians, nominees or fiduciaries for forwarding such documents to security owners. These are the only contemplated expenses of solicitation, and they will be paid by the Company.

                              VOTING SECURITIES

     The close of business on May 2, 2003 has been fixed by the Board as the record date for determination of stockholders entitled to vote at the annual meeting. The securities entitled to vote at the annual meeting consist of shares of common stock, par value $.01 ("Common Stock"), of the Company, with each share entitling its owner to one vote. Common Stock is the only outstanding class of voting securities authorized by the Company's Articles of Incorporation. The Company's Articles of Incorporation authorize the Company to issue 10,000,000 shares of preferred stock, par value $.01 ("Preferred Stock"). None of the Preferred Stock is issued or outstanding, and the Company has no present plans to issue shares of Preferred Stock.

     The Board is empowered to issue one or more series of Preferred Stock with such rights, preferences, restrictions, and privileges as may be fixed by the Board, without further action by the Company's stockholders. The issuance

                                     -1-
of the Preferred Stock could adversely affect the rights, including voting rights, of the holders of the Common Stock and could impede an attempted takeover of the Company. The Preferred Stock does not presently possess general voting rights.

     The number of outstanding shares of Common Stock at the close of business on April 30, 2003, was 9,329,830. The number of shares outstanding may change between such date and May 2, 2003, if any currently exercisable options to purchase Common Stock are exercised, if the Company elects to repurchase and cancel any shares in open market or privately negotiated transactions, or if the Company otherwise authorizes the issuance of any shares. The stockholders do not possess the right to cumulate their votes for the election of directors.












































                                     -2-
                       SECURITY OWNERSHIP OF MANAGEMENT
                      AND CERTAIN OTHER BENEFICIAL OWNERS

     The following is a list of persons who beneficially owned more than 5% of the outstanding Common Stock of the Company and the ownership of all executive officers, directors, director nominees, and executive officers and directors as a group at the close of business on April 30, 2003, according to record ownership listings as of that date, according to the Securities and Exchange Commission Forms 3, 4 and 5 and Schedules 13D and 13G of which the Company has received copies, and according to verifications as of April 17, 2003, which the Company solicited and received from each executive officer and director:


Title of                                  Amount and Nature         Percent of
Class         Beneficial Owner         of Beneficial Ownership        Class
                                              (1),(2)
--------      ----------------         -----------------------      ----------
Common        John Farahi                     1,484,279                15.9%
               1175 W. Moana Lane,
               Reno, NV 89509

Common        Bob Farahi                      1,484,278                15.9%
               1175 W. Moana Lane,
               Reno, NV 89509

Common        Ben Farahi                      1,477,827                15.8%
               1175 W. Moana Lane,
               Reno, NV 89509

Common        Jila Farahi                       614,617                 6.6%
               1175 W. Moana Lane,
               Reno, NV 89509

Common        Craig F. Sullivan                  12,100  (3)              *

Common        Ronald R. Zideck                    6,100  (4)              *

Common        Charles W. Scharer                  6,100  (5)              *

Common        Aaron H. Braun                    902,933  (6)            9.7%
              Willow Creek Capital Management
              WC Capital Management, LLC
               17 E. Sir Francis Drake Blvd.
               Suite 100
               San Rafael, CA 94939

Common        Liberty Wanger Asset              852,700  (7)            9.1%
               Management, L.P.
              WAM Acquisition GP, Inc.
              Liberty Acorn Trust
               227 W. Monroe Street, Suite 3000
               Chicago, IL 60606


                                     -3-
Common        All executive officers and      4,470,684                47.9%
               directors as a group
               (6 persons)

  * Less than 1%.
(1) Unless otherwise noted, the persons identified in this table have sole voting and sole investment power with regard to the shares beneficially owned by them.
(2) Includes shares issuable upon exercise of options which are exercisable within 60 days of April 30, 2003.
(3) Includes options to purchase 12,100 shares under the 1993 Directors' Stock Option Plan (the "Directors' Plan").
(4)  Includes options to purchase 6,100 shares under the Directors' Plan.
(5)  Includes options to purchase 6,100 shares under the Directors' Plan.
(6) Aaron H. Braun ("Mr. Braun"), Willow Creek Capital Management ("WC"), and WC Capital Management, LLC ("WC LLC") reported on a Schedule 13G dated February14, 2003, that they have shared voting and dispositive power with respect to all such shares. Mr. Braun and WC reported on a Schedule 13G dated February 14, 2003, that they beneficially own 943,482 shares, of which WC LLC beneficially owns 902,933 shares.
(7) Liberty Wanger Asset Management, L.P. ("WAM"), WAM Acquisition GP, Inc., the general partner of WAM ("WAM GP"), and Liberty Acorn Trust ("Acorn") reported on a Schedule 13G dated February 4, 2003, that they have shared voting and dispositive power with respect to all such shares. WAM and WAM GP reported on a Schedule 13G dated February 4, 2003, that they beneficially own 852,700 shares, of which Acorn beneficially owns 635,000 shares.





























                                     -4-
PROPOSAL 1: ELECTION OF DIRECTORS

     The Board is comprised of six persons. The Bylaws of the Company provide for a board of directors consisting of three to twelve persons who are elected generally for a term of two years. Directors are to serve until their successors are elected and have qualified.

     If the enclosed proxy is duly executed and received in time for the annual meeting and if no contrary specification is made as provided therein, the proxy will be voted in favor of electing the nominees Bob Farahi, Ben Farahi and Ronald R. Zideck for terms of office expiring in 2005. If any such nominee shall decline or be unable to serve, the proxy will be voted for such person as shall be designated by the Board to replace any such nominee. The Board presently has no knowledge or reason to believe that any of the nominees will refuse or be unable to serve.

     Any vacancies on the Board which occur during the year will be filled, if at all, by the Board through an appointment of an individual to serve only until the next annual meeting of stockholders.

     The Company, through a wholly owned subsidiary, Golden Road Motor Inn, Inc. ("Golden Road"), owns and operates the Atlantis Casino Resort (the "Atlantis") in Reno, Nevada. Accordingly, the Company, each director who has been required by the Nevada Gaming Authorities (as defined below) to be found suitable, each executive officer, and each controlling person have been "found suitable" by the Nevada State Gaming Control Board and Nevada Gaming Commission (collectively, the "Nevada Gaming Authorities"). Future new members of the Board, if any, may be required to be found suitable in the discretion of the Nevada Gaming Authorities. Should any such new director not be found suitable or should any director later be found not to be suitable by the Nevada Gaming Authorities, that person will not be eligible to continue serving on the Board and a majority of the remaining directors may appoint a qualified replacement to serve as a director until the next annual meeting of stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE ELECTION OF MESSRS. BOB FARAHI, BEN FARAHI AND RONALD R. ZIDECK TO THE BOARD OF DIRECTORS.

     The following information is furnished with respect to each member of the Board or nominee thereto. Similar information is provided for the Company's executive officers and certain significant employees who are not directors. John Farahi, Bob Farahi and Ben Farahi are brothers. There are no other family relationships between or among any directors, nominees to the Board, or executive officers of the Company. The statements as to beneficial ownership of Common Stock as to each director or nominee to the Board are based upon information furnished by him.











                                     -5-
Directors and Nominees

                                     Director
Name                        Age        Since       Position
-----------------------     -----    --------      ----------------------------
John Farahi                 55         1993        Co-Chairman of the Board,
 (Term expires in 2004)                              Chief Executive Officer,
                                                     Chief Operating Officer
                                                     and Director

Bob Farahi                  52         1993        Co-Chairman of the Board,
 (Nominee for term                                   President and Director
  expiring in 2005)

Ben Farahi                  50         1993        Co-Chairman of the Board,
 (Nominee for term                                   Chief Financial Officer,
  expiring in 2005)                                  Secretary, Treasurer
                                                     and Director

Craig F. Sullivan           56         1998        Director
 (Term expires in 2004)

Ronald R. Zideck            65         2000        Director
 (Nominee for term
  expiring in 2005)

Charles W. Scharer          48         2001        Director
 (Term expires in 2004)

     JOHN FARAHI has been Co-Chairman of the Board, Chief Executive Officer, and Chief Operating Officer of the Company since its inception, and of Golden Road since June 1993. From 1973 until June 1993, Mr. Farahi was President, Director, and General Manager of Golden Road. Mr. Farahi is a partner in Farahi Investment Company ("FIC") which is engaged in real estate investment and development. Mr. Farahi holds a political science degree from the California State University, Hayward.

     BOB FARAHI has been Co-Chairman of the Board and President of the Company since its inception, and of Golden Road since 1993. From 1973 until June 1993, Mr. Farahi was Vice President and a Director of Golden Road. Mr. Farahi divides his working time between the Company and the other companies with which he is involved. Mr. Farahi is a partner in FIC. Mr. Farahi holds a biochemistry degree from the University of California at Berkeley.

     BEN FARAHI has been Co-Chairman of the Board, Chief Financial Officer, Secretary, and Treasurer of the Company since its inception, and of Golden Road since June 1993. From 1973 until June 1993, Mr. Farahi was Secretary, Treasurer, and a Director of Golden Road in charge of financial planning and construction for the Company. Mr. Farahi is a partner in FIC. Mr. Farahi is also the managing partner of Maxum, LLC, a Nevada limited-liability company, which, as of January 1, 2002, acquired all general partnership interests of Resources Accrued Mortgage Investors 2, L.P., a Delaware limited partnership that invests in first and junior mortgage loans. Mr. Farahi divides his working time between the Company and the other companies with which he is


                                     -6-
involved. Mr. Farahi holds a mechanical engineering degree from the University of California at Berkeley and a MBA degree in accounting from the California State University, Hayward.

     CRAIG F. SULLIVAN has been a member of the Board since September 1998. Since March 1998, Mr. Sullivan has been President of Sullivan & Associates, Las Vegas, Nevada, a strategic and financial consulting firm geared to companies in the gaming industry. From April 1995 to March 1998, Mr. Sullivan served as Chief Financial Officer and Treasurer of Primadonna Resorts, Inc., and from February 1990 to April 1995, Mr. Sullivan served as Treasurer of Aztar Corporation. Mr. Sullivan also served on the Board of New York-New York Hotel & Casino from March 1996 to June 1998, and served on the Board of Windsor Woodmont Black Hawk Resort Corporation from March 2000 to January 2002. Mr. Sullivan holds a degree in economics from The University of George Washington, and holds a master's degree in international management from the American Graduate School of International Management.

     RONALD R. ZIDECK has been a member of the Board since March 2000. From August 1981 to August 1997, he was Managing Partner for the Reno office of the national accounting firm of Grant Thornton, LLP and served on that firm's National Executive Committee. He also served as a director at Harveys Casino Resorts from May 1997 to February 1999. He currently serves as Director of Planned Giving for the University of Nevada, Reno, and as a trustee for Saint Mary's Health Network. Mr. Zideck is a certified public accountant with a bachelor's degree in business administration from the University of Nevada.

     CHARLES W. SCHARER has been a member of the Board since July 2001. Mr. Scharer ended an eighteen-year career with Harveys Casino Resorts in January 2001, serving as Harveys' President and Chief Executive Officer from 1995 until his retirement in January 2001 and as Chief Financial Officer from 1988 to 1995. Mr. Scharer is a commissioner of the Nevada Commission on Tourism, having been appointed by Governor Kenny C. Guinn in November 1999. Since September 2001, Mr. Scharer has served as a member of the Board of Directors for GameTech International, Inc (Nasdaq:GMTC), a leading supplier of electronic bingo equipment. Mr. Scharer, a certified public accountant, graduated from San Jose State University in 1979.

     The Company's Bylaws, as amended, currently provide for a staggered board of directors divided into two categories: Category A consisting of three directors and Category B consisting of three directors. Each director serves two-year terms. A staggered board of directors may have the effect of delaying or preventing a change of control of the Company. Executive officers serve at the pleasure of the Board.

CERTAIN OFFICERS OF SUBSIDIARY

     DARLYNE SULLIVAN, age 48, has been Vice President of Sales and Marketing and Assistant General Manager of Golden Road since June 1993. Mrs. Sullivan has held positions including Assistant General Manager/Director of Sales and Marketing, Reservations and Sales Manager, Front Desk Manager, Hotel Manager and Assistant Hotel Manager for Golden Road from May 1977 through June 1993.






                                     -7-
     RICHARD COOLEY, age 56, has been Vice President of Finance of Golden Road since May 2001. Mr. Cooley was Vice President of Administration of Golden Road from March 2001 through May 2001, and served as Vice President of Operations of Golden Road from July 1995 through March 2001. Mr. Cooley served as Vice President of Finance of Golden Road from June 1993 through July 1995, and served as Controller of Golden Road from March 1993 through March 1994. Mr. Cooley was President and General Manager of the Reno Ramada Hotel Casino from May 1988 to March 1993, and he was Chief Financial Officer and Assistant General Manager from 1981 to 1988. From July 1977 to June 1981, Mr. Cooley was Controller and Co-General Manager of the Shy Clown Casino in Reno. Mr. Cooley is a certified public accountant licensed to practice in Nevada.

COMMITTEES OF THE BOARD

     The Board has certain standing committees including the Audit Committee, the Compensation Committee, the 1993 Executive Long-Term Incentive Plan Committee (the "Incentive Plan Committee"), the 1993 Directors' Stock Option Plan Committee (the "Directors' Plan Committee") and the Operations Committee.

     The Audit Committee, comprised of Craig F. Sullivan and Charles W. Scharer, and chaired by Ronald R. Zideck, met 4 times during the fiscal year ended December 31, 2002. The Audit Committee is comprised exclusively of directors who are not salaried employees and a majority of whom are, in the opinion of the Board, free from any relationship that would interfere with the exercise of independent judgment as a committee member. The Audit Committee's function is to review reports of certified public accountants to the Company; to review Company financial practices, internal controls and policies with officers and key employees; to review such matters with the Company's auditors to determine scope of compliance and any deficiencies; to consider selection of independent public accountants; to review certain related party transactions; and to make periodic reports on such matters to the Board. The Audit Committee adopted an Audit Committee Charter on June 14, 2000, and subsequently amended it effective June 7, 2001.

     Two members of the Audit Committee are "independent" directors, as such term is defined in Rule 4200(a)(14) of the National Association of Securities Dealers' Listings Standard. One director, Craig F. Sullivan, does not currently meet the "independent director" definition of Nasdaq rule 4200(a)(14). However, pursuant to Nasdaq rule 4350(d)(2)(B), Monarch's Board has found Mr. Sullivan's continued service on the Audit Committee to be in the best interests of the Company and its stockholders because Mr. Sullivan has a significant depth of experience and knowledge with regard to financial issues particular to the gaming industry. Moreover, the Board determined that because Mr. Sullivan has served on the Company's Board of Directors since 1998, he brings a good understanding of the Company's financial history and operating practices to the Audit Committee. The consulting arrangement which altered Mr. Sullivan's "independent" status was a singular payment associated with the 2002 secondary public offering, and is not expected to be a repeated occurrence. The Board of Directors believes that the said consulting arrangement has not, in any way, influenced Mr. Sullivan's ability to be objective and independent in his decision making duties as a member of the Company's Audit Committee.. The transaction that impacted Mr. Sullivan's "independence" is summarized below under "Certain Relationships and Related Transactions - Consulting Fees."



                                     -8-
     The Compensation Committee, comprised of Ronald R. Zideck and Charles W. Scharer, and chaired by Craig F. Sullivan, met 5 times during the fiscal year ended December 31, 2002. The Compensation Committee's function is to review and make recommendations to the Board with respect to the salaries and bonuses of the Company's executive officers and to administer the 1993 Employee Stock Option Plan (the "Employee Plan").

     The Incentive Plan Committee, comprised of Craig F. Sullivan, Ronald R. Zideck and Charles W. Scharer, did not meet during the fiscal year ended December 31, 2002. The Incentive Plan Committee's function is to administer the 1993 Executive Long-Term Incentive Plan (the "Incentive Plan"), including determining such matters as the persons to whom awards shall be granted, the number of shares to be awarded, when the awards shall be granted, when the awards shall vest, and the terms and provisions of the instruments evidencing the awards, interpreting the Incentive Plan and notifying the Board of all decisions concerning awards granted to Incentive Plan participants.

     The Directors' Plan Committee, comprised of John Farahi and Bob Farahi, did not meet during the fiscal year ended December 31, 2002. Neither John Farahi nor Bob Farahi is eligible to participate in the Directors' Plan. The Directors' Plan Committee consists of not less than 2 directors of the Company selected by, and serving at the pleasure of, the Board and its function is to administer the 1993 Directors' Stock Option Plan (the "Directors' Plan"). The Directors' Plan Committee has the authority to interpret the Directors' Plan and make all determinations necessary or advisable for its administration. All decisions of the Directors' Plan Committee are subject to approval by the Board.

     The Operations Committee, comprised of John Farahi, Darlyne Sullivan and Richard Cooley, and chaired by Charles W. Scharer, met two times during the fiscal year ended December 31, 2002. The purpose of the Operations Committee is to provide a formal communication link between Golden Road management and the Monarch Board and to facilitate examination of, and feedback regarding, various operational issues.

     Craig F. Sullivan, Ronald R. Zideck and Charles W. Scharer of the Audit and Compensation Committees of the Board attended at least 75% of the committee meetings held during the fiscal year ended December 31, 2002.

BOARD MEETINGS

     The Board held 9 meetings in the fiscal year ended December 31, 2002. John Farahi, Bob Farahi, Ben Farahi, Craig F. Sullivan, Ronald R. Zideck and Charles W. Scharer each attended at least 75% of the meetings held.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

     In 2002, annual fees of $30,000 were paid to directors who were not employees of the Company. Each non-employee director serving as the chairman of a committee of the Board received an additional annual fee of $10,000 for each committee chaired in 2002. Each director may be reimbursed for certain expenses incurred in connection with attendance at Board and committee meetings. Certain non-employee directors have been granted options to purchase Common Stock under the Directors' Plan.



                                     -9-
     EXISTING 1993 DIRECTORS' STOCK OPTION PLAN. The Directors' Plan is designed to encourage non-employee directors to take a long-term view of the affairs of the Company, to attract and retain superior non-employee directors and to aid in compensating non-employee directors for their services to the Company. The Company's non-employee directors for the year ended December 31, 2002 were Craig F. Sullivan, Ronald R. Zideck and Charles W. Scharer.

     An eligible director, upon becoming a member of the Board of Directors, will receive an initial grant to purchase 2,400 shares of Common Stock ("Initial Director Grant"), plus an additional grant to purchase 650 shares of Common Stock for each committee chaired. Thereafter, immediately following the close of the annual stockholders' meeting, each eligible director will receive an annual option grant to purchase 2,400 shares of Common Stock ("Annual Director Grant") plus an additional grant to purchase 650 shares of Common Stock for each committee chaired for the first five years following election to the Board. The Directors' Plan Committee may also recommend discretionary grants of options on terms deemed appropriate by the Directors' Plan Committee, subject to the approval of the Board.

     The exercise price of all director option grants is 100% of the fair market value of the Common Stock on the date of grant. Initial Director Grants and Annual Director Grants may not be exercised until six months and one day after the date of the grant. All options granted under the Directors' Plan are non-qualified options, the tax treatment of which is determined under Section 422 of the Internal Revenue Code of 1986, as amended.

     In 2002, Craig F. Sullivan, Ronald R. Zideck and Charles W. Scharer each received an Annual Director Grant of options to purchase 3,050 shares of Common Stock, in accordance with the Directors' Plan.




























                                    -10-
PROPOSAL 2: AMENDMENT AND EXTENSION OF EXISTING STOCK COMPENSATION PLANS

     The Company currently has three stock compensation plans, all of which expire on June 13, 2003. The exercise price of all option grants is 100% of the fair market value of the Company's Common Stock on the date of grant.

HIGHLIGHTS OF PROPOSED CHANGES TO EXISTING STOCK OPTION PLANS:

     - Extending the life of each of the 3 plans by 10 years to June 2013.
     - Increasing the number of shares of Common Stock available for grant under each plan as follows:
          - From 75,000 to 125,000 under the Directors' Plan.
          - From 100,000 to 300,000 under the Employee Plan.
          - From 250,000 to 350,000 under the Incentive Plan.
     - Modifying the eligibility to:
     - Include key employees as described in the Incentive Plan in the Employee Plan and to maintain only the Company's Chief Executive Officer, Chief Financial Officer, Corporate President, Corporate Secretary and Corporate Treasurer in the Incentive Plan.
     - Extending the life of stock options granted under the Director's Plan from 5 years to 10 years.
     - Permit the Directors' Plan Committee to extend the term of any existing option grant under the Directors' Plan.
     - Redefining conditions for determining the purchase price of stock options under the Incentive Plan for option recipients who own more than 10% of the total combined voting power of all classes of stock of the Company.


     APPROVAL AND RATIFICATION OF EXTENSION AND MODIFICATION OF THE 1993 DIRECTORS' STOCK OPTION PLAN. The Directors' Plan provides for the granting of non-qualified stock options to Non-Employee Directors. Subject to adjustment by reason of stock splits or other capital adjustments, upon amendment, an aggregate of 125,000 shares of Common Stock will be reserved for issuance in connection with the Directors' Plan. Unless the context clearly indicates to the contrary, the term "Director Option" used herein shall mean a non-qualified stock option, and the term "Director Optionee" shall mean any person holding a Director Option granted under the Directors' Plan. The following summary of the principal features of the Directors' Plan, as proposed to be amended, is not intended to be complete and is qualified in its entirety by reference to the Directors' Plan. A copy of the proposed amendment to the Directors' Plan is included as Exhibit A-1 to this Proxy Statement. A copy of the Directors' Plan may be obtained from the Company upon the written request of any stockholder received by the Company before the upcoming annual meeting of stockholders.

Option Price

     A Director Option granted under the Directors' Plan has an exercise price equal to the fair market value of the shares of Common Stock underlying the Director Option. Such fair market value shall be the last reported sale price of the Common Stock on the date of grant on the Nasdaq National Market, or on such stock exchange that the Common Stock may be listed from time to time.




                                    -11-
     Director Options may be exercised by payment of the exercise price in full
(i) in cash, (ii) in shares of Common Stock, including Common Stock underlying the Director Option being exercised, having a fair market value equal to such option price, or (iii) any combination of cash and shares of Common Stock, including Common Stock underlying the Director Option being exercised.

Grant and Amount of Director Options

     The date of grant of the Initial Director Option for a Non-Employee Director commencing his term is the date that he becomes a member of the Board. Initial Director Options are to purchase 2,400 shares of Common Stock subject to adjustment by reason of stock splits or other capital adjustments. Annual Director Grants are thereafter granted immediately following the close of the annual stockholders meeting and continue each year thereafter. Annual Director Grants are to purchase 2,400 shares of Common Stock subject to adjustment by reason of stock splits or other capital adjustments.

Option Exercise and Term

     A Director Option may not be transferred or assigned other than by will or the laws of descent and distribution and is exercisable six months and one day after the date of grant. Director Options are fully vested upon grant.

     Except in special circumstances or unless extended by the Directors' Plan Committee, each Director Option shall expire on the latter of the tenth anniversary of the date of its grant or nine months after the Non-Employee Director retires.

Termination of Option

     If a Director Optionee ceases, other than by reason of death or retirement, to be elected to serve on the Board, all Director Options granted to such Director Optionee and exercisable on the date such person ceases to be a director shall expire on the earlier of (i) the tenth anniversary after the date of grant, or (ii) nine months after the date such Director Optionee's term ends. If a Director Optionee dies, a Director Option may be exercised, to the extent of the number of shares of Common Stock that the Director Optionee could have exercised on the date of death, by the Director Optionee's estate, personal representative, or beneficiary who acquires the Director Option by will or by the laws of descent and distribution. Such exercise must be made prior to the earlier of (i) the tenth anniversary after the date of grant, or
(ii) the second anniversary of such Director Optionee's death.

Term of Plan

     The Directors' Plan will terminate on June 13, 2013, except as to Director Options outstanding on such date. The Board may amend the Directors' Plan in any respect, at any time; provided, however, without the approval of the holders of a majority of the outstanding Common Stock, the total number of shares that may be sold, issued or transferred under the Directors' Plan may not be increased (except for proportional adjustment for stock dividend or split, recapitalization, merger, consolidation, spin-off, or other similar corporate changes); the eligibility requirements for participation may not be modified; the exercise price of a Directors' Option cannot be reduced; and the termination date of the Directors' Plan may not be extended. Moreover, neither

                                    -12-
the amount of Director Options to be granted, the timing of such Director Option grants, nor the exercise price for such Director Options may be modified more frequently than once every six months, other than to reflect changes in the Internal Revenue Code.

     APPROVAL AND RATIFICATION OF EXTENSION AND MODIFICATION OF THE 1993 EMPLOYEE STOCK OPTION PLAN. The Employee Plan is intended to promote the interests of the Company by providing long term incentives and rewards to its employees in order to improve individual employee performance; assist the Company in attracting, retaining and motivating employees with experience and ability; and associate the interests of the Company's employees with those of its stockholders.

   Subject to adjustment by reason of stock splits or other capital adjustments, upon amendment, an aggregate of 300,000 shares of Common Stock will be reserved for issuance in connection with the Employee Plan. Unless the context clearly indicates to the contrary, the term of "Employee Option" used herein shall mean a non-statutory stock option and the term "Employee Optionee" shall mean any person holding an Employee Option granted under the Employee Plan. The following summary of the principal features of the Employee Plan, as proposed to be amended, is not intended to be complete and is qualified in its entirety by reference to the Employee Plan. A copy of the proposed amendment to the Employee Plan is included as Exhibit A-2 to this Proxy Statement. A copy of the Employee Plan may be obtained from the Company upon the written request of any stockholder received by the Company before the upcoming Annual Meeting.

Administration and Eligibility

     The Employee Plan is administered by the Company's Compensation Committee, consisting of not less than two members of the Board who are not eligible to participate in the Employee Plan and who have not, within one year prior to their appointment to the Compensation Committee, participated in the Employee Plan. The Compensation Committee administers and interprets the Employee Plan and adopts such rules, regulations, agreements, guidelines and instruments of the administration of the Employee Plan as the Compensation Committee deems necessary or advisable. In this regard, the Compensation Committee's powers include the authority to determine the employees to be granted Employee Options under the Employee Plan, the power to determine the size and applicable terms and conditions of grants to be made to such employees, and to authorize grants to eligible employees.

     Employees which are eligible to participate in the Employee Plan are (a) full-time, salaried or hourly, union-represented or unrepresented employees regularly scheduled for and working at least 30 hours per week; (b) part-time, salaried or hourly, union-represented or unrepresented employees regularly scheduled for and less than 30 hours per week and at least two weeks per month; and (c) all other employees of the Company as determined from time to time by the Compensation Committee. However, no person then eligible to be granted an option under the Incentive Plan, Directors' Plan or any other Company-sponsored stock option plan may be granted an Employee Option.







                                    -13-
Option Price

     Stock options granted under the Employee Plan have an option price equal to the last reported sale price of the Common Stock on the Nasdaq National Market, or such other stock exchange on which the Common Stock may be listed from time to time, on the date of grant, or, if no sale of Common Stock is reported on such date, then on the next preceding day on which there was such a sale.

     Employee Options may be exercised by payment of the option price in full in cash, money order or certified check or, if the Compensation Committee in its discretion agrees to accept, in shares of Common Stock.

Option Exercise and Term

     An Employee Option may be exercised one year after the date of grant unless a longer period is provided in such grant. An Employee Option may not be transferred or assigned other than by will or the laws of descent and distribution. During the lifetime of the Employee Optionee, the Employee Option may only be exercised by that Employee Optionee.

     Except in special circumstances, each Employee Option will expire on the tenth anniversary of the date of grant.

Termination of Employee Option

     If the employment of an Employee Optionee terminates, for whatever reason, prior to the date upon which an Employee Option becomes exercisable, that Employee Option will terminate and lapse upon the date employment is terminated.

     If an Employee Optionee ceases to be employed by the Company for a reason other than for cause, or by reason of retirement, disability or death, the Employee Optionee must exercise an Employee Option within the earlier of either the tenth anniversary after the date of grant or the first anniversary of the date employment was terminated. However, such Employee Options, to the extent unexercised, will expire on the date that an Employee Optionee (i) uses for profit or discloses to unauthorized persons, confidential information or trade secrets of the Company; (ii) breaches any contract with or violates any fiduciary obligation to the Company; (iii) engages in unlawful trading in the Company's securities or the securities of another company based on information gained as a result of that Employee Optionee's employment with the Company; or
(iv) violates, as determined by the Compensation Committee, any covenant not to compete in effect between the Company and the Employee Optionee. In the event that an Employee Optionee is terminated for cause, including activities discussed in the preceding sentence, the Employee Optionee forfeits all rights to any unexercised Employee Options granted under the Employee Plan and any outstanding Employee Options then held by the Employee Optionee will automatically terminate and lapse, unless otherwise determined by the Compensation Committee.







                                    -14-
Term and Amendment of Plan

     The Employee Plan will terminate on June 13, 2013, except as to Employee Options outstanding on such date. The Compensation Committee may alter, amend, or suspend the Employee Plan or any Employee Option, or may at any time terminate the Employee Plan, except that the Employee Plan may not be modified to increase eligibility to include directors and/or executive officers, who are otherwise eligible to participate in the Incentive Plan and Directors' Plan without the approval of the holders of the majority of the outstanding common stock. Moreover, the Compensation Committee may not, either with or without the approval of the stockholders of the Company, take action which may materially and adversely affect any outstanding Employee Option without the consent of the holder of that option.


     APPROVAL AND RATIFICATION OF EXTENSION AND MODIFICATION OF THE 1993 EXECUTIVE LONG-TERM INCENTIVE PLAN. The Incentive Plan is intended to promote the interests of the Company and its subsidiaries by offering those executive officers and key employees of the Company who are primarily responsible for the management, growth, and success of the business of the Company, the opportunity to participate in a long-term incentive plan designed to reward them for their services and to encourage them to continue in the employ of, or to provide services to, the Company.

     Subject to adjustment by reason of stock splits or other capital adjustments, an aggregate of 350,000 shares of Common Stock will be reserved for issuance in connection with the Incentive Plan. Unless the context clearly indicates to the contrary, the term "Option" used herein shall mean either an incentive stock option ("ISO") or non-qualified stock option, and the term "Optionee" shall mean any person holding an Option granted under the Incentive Plan. The following summary of the principal features of the Incentive Plan, as is proposed to be amended, is not intended to be complete and is qualified in its entirety by reference to the Incentive Plan. A copy of the proposed amendment to the Incentive Plan is included as Exhibit A-3 to this Proxy Statement. A copy of the Incentive Plan may be obtained from the Company upon the written request of any stockholder received by the Company before the upcoming annual meeting of stockholders.

Administration and Eligibility

     The Incentive Plan is administered by the Company's Incentive Plan Committee, consisting of not less than two nonemployee directors of the Company selected by, and serving at, the pleasure of the Company's Board. Directors who are also employees of the Company or any of its subsidiaries, or who have been such employees within one year, may not serve on the Incentive Plan Committee. Based upon the recommendations from the Company and its operating subsidiaries, the Incentive Plan Committee recommends to the Board the persons to whom awards shall be granted ("Participants"), the number of shares to be awarded, when the awards shall be granted, when the awards shall vest, and the terms and provisions of the instruments evidencing the awards. The Incentive Plan Committee also interprets the Incentive Plan and makes recommendations for its administration. Only employees who serve in the positions of Chief Executive Officer, Chief Financial Officer, Corporate President, Corporate Secretary and Corporate Treasurer are eligible for selection as Participants in the Incentive Plan. This reflects a reduction in


                                    -15-
the class of potential Participants from that which previously existed. An ISO may not be issued to a person who, at the time of grant, is not an employee of the Company.

     The Company did not grant options for Common Stock under the Incentive Plan during the fiscal year ended December 31, 2002.

Option Price

     Stock options granted under the Incentive Plan have an option price equal to the last reported sale price of the Common Stock on the date of grant on the Nasdaq National Market, or such other stock exchange on which the Common Stock may be listed from time to time. The option price per share for ISOs shall be an amount equal to the price of the Common Stock under option, as determined above, unless the proposed option recipient, at the time of grant, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of Monarch or any subsidiary of Monarch. In such case, the purchase price of the shares covered by such ISO shall not be less than 110% of the fair market value per share of the Common Stock on the ISO is granted.

     Options may be exercised by payment of the option price in full (i) in cash, (ii) in Common Stock, including Common Stock underlying the Option being exercised, having a fair market value equal to such Option price, or (iii) a combination of cash and Common Stock, including the Common Stock underlying the Option being exercised.

Option Term

     An Option may not be transferred or assigned other than by will or the laws of descent and distribution. During the lifetime of the Optionee, the Option may only be exercised by that Optionee. Except in special circumstances, each Option shall expire on the tenth anniversary of the date of its grant and shall be exercisable according to a vesting schedule to be determined by the Incentive Plan Committee. The Incentive Plan Committee may include in any Option instrument, initially or by amendment at any time, a provision making any installment exercisable at such earlier date, if the Incentive Plan Committee deems such provision to be in the interest of the Company or its subsidiaries, or necessary to realize the reasonable expectation of the Optionee.

Restricted Share Awards

     Under the Incentive Plan, the Incentive Plan Committee may also award Participants restricted shares of Common Stock. Under the Incentive Plan, all restricted shares will be forfeited to the Company or the applicable operating subsidiary if a Participant fails to be continuously employed with the Company or any of its subsidiaries during the restriction.

Term and Amendment of Plan

     The Incentive Plan shall expire on June 13, 2013, except with respect to Options and restricted shares outstanding on that date. The Board may terminate or amend the Incentive Plan in any respect, at any time; provided, however, without the approval of the holders of a majority of the outstanding Common Stock the total number of shares that may be sold, issued, or

                                    -16-
transferred under the Incentive Plan may not be increased (except for proportional adjustment for stock dividend or split, recapitalization, merger, consolidation, spin-off, or other similar corporate changes); the eligibility requirements for participation may not be modified; the exercise price of an Option cannot be reduced; and the termination date of the Incentive Plan may not be extended.

     If the enclosed proxy is duly executed and received in time for the annual meeting and if no contrary specification is made as provided therein, the proxy will be voted in favor of amending and extending the stock compensation plans as proposed.


VOTE REQUIRED

     Approval of this Proposal 2 requires the affirmative vote of the majority of shares of Common Stock outstanding.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF AMENDING AND EXTENDING THE TERMS OF EACH OF THE STOCK COMPENSATION PLANS AS PROPOSED.




































                                    -17-
                      COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

                                       Annual Compensation
                              --------------------------------------
Name and                                                                            All other
Principal Positions           Year        Salary($)        Bonus($)            Compensation($)(1)
-------------------           ----       ----------      -----------           ------------------
John Farahi, Co-Chairman      2002        280,000           75,000                         -
of the Board and              2001        269,230          100,000                        995
Chief Executive Officer       2000        215,384                                      11,940

Bob Farahi, Co-Chairman       2002        240,000           75,000                      2,852
of the Board and              2001        230,770          100,000                     10,028
President                     2000        184,616               -                      10,020

Ben Farahi, Co-Chairman       2002        240,000           75,000                     12,884
of the Board, Chief Financial 2001        230,770                                      14,459
Officer, Secretary and        2000        170,769                                      10,045
Treasurer

Richard Cooley                2002        145,770           30,000                        877
Vice-President - Finance      2001        145,770           30,000                      1,413
of Golden Road                2000        130,000           20,000                      1,500

Darlyne Sullivan, Vice-       2002        145,385           30,000                        439
President - Sales & Marketing 2001        130,000           30,000                        363
and Assistant General         2000        130,000           20,000                        375
Manager of Golden Road

________________
(1) Amounts for John Farahi, Bob Farahi and Ben Farahi represent the lease value of automobiles paid for by the Company. Amounts for Richard Cooley and Darlyne Sullivan represent the Company's contribution to 401(k) plans.

Option Grants in 2002

     No options were granted to the Company's executive officers in the fiscal year ended December 31, 2002.

Aggregated Option Exercises in 2002 and Fiscal Year-End Option Values

                                           Number of Securities
                                           underlying unexercised       Value of unexercised
                 Shares                     options at fiscal           in-the-money options
               acquired on    Value             year end(#)             at fiscal year-end($)
Name           exercise(#)  realized($)  Exercisable / Unexercisable  Exercisable / Unexercisable
-------------  -----------  -----------  ---------------------------  ---------------------------
John Farahi          -       $      -            -   /     -           $      -   / $  -
Bob Farahi           -              -            -   /     -                  -   /    -
Ben Farahi           -              -            -   /     -                  -   /    -
Richard Cooley       -              -          7,200 / 20,000              20,700 / 217,100
Darlyne Sullivan                    -         35,000 /     -               83,125 /    -

(1) Represents the difference between the last reported sale price of the Common Stock reported on The Nasdaq Stock Market(SM) on December 31, 2002, and the exercise price of the options.

                                     -18-
Compensation Committee Interlocks and Insider Participation

     The Company's executive compensation is determined by the Compensation Committee of the Board. The Compensation Committee is composed of directors Craig F. Sullivan, Ronald R. Zideck and Charles W. Scharer, none of whom has ever served as an employee or officer of the Company.

Committee Reports

     Notwithstanding any statement to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Compensation Committee Report on Executive Compensation and the Stock Performance Chart presented shall not be incorporated by reference into any such filings.

           Compensation Committee Report on Executive Compensation

April 30, 2003

     The Compensation Committee (the "Committee"), which is composed entirely of directors who have never served as executive officers of the Company, determines and administers the compensation of the Company's executive officers.

     COMPENSATION PHILOSOPHY. The Committee seeks to compensate the Company's executive officers in such a fashion that will attract and retain individuals who are responsible for the management, growth, and success of the Company.
The Committee believes that executive compensation should be designed to reward those individuals for their services to the Company and encourage them to continue in its employ. The Committee's actions related to compensation of the Company's executive officers are submitted to the full Board of Directors for ratification and approval.

     The Committee believes that the Company's overall financial performance is an important factor in the compensation of the Company's executive officers and, therefore, applies a quantitative formula in making compensation decisions related to some bonus plans. The Committee also recognizes qualitative factors such as successful supervision of the Company's operations, development of corporate projects, promotion of the Company's corporate image, and participation in industry and community activities.

     The Committee also evaluates the total compensation of the Company's executive officers in light of the compensation practices and relative corporate financial performance of other companies in the gaming industry similar to the Company in terms of asset size and target market. The Committee's goal is that the base salaries for the Chief Executive Officer and other executive officers should be established at levels considered appropriate in light of the duties and scope of responsibilities of each officer's position. Salaries are reviewed annually and are warranted to reflect sustained individual officer performance. The Chief Executive Officer and other executive officers are also eligible to receive incentive compensation in the form of stock options under the Incentive Plan; however, no options were granted to executive officers during 2002.


                                     -19-
     CHIEF EXECUTIVE OFFICER COMPENSATION. Following the recommendation of the Compensation Committee, the Board established the Chief Executive Officer's salary at $280,000 for 2002. In determining the Chief Executive Officer's salary, the Compensation Committee considered (a) the Chief Executive Officer's record of leadership and service to the Company since its inception, (b) the growth of the Company during the Chief Executive Officer's tenure, (c) the Chief Executive Officer's pivotal role in overseeing the day-to-day operations of the Company, and (d) the Chief Executive Officer's civic leadership in the Reno area.

                                    COMPENSATION COMMITTEE

                                    By: Craig F. Sullivan, Chairman
                                        Ronald R. Zideck, Member
                                        Charles W. Scharer, Member


                            Audit Committee Report

     The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this Report by reference therein.

March 26, 2003

To the Board of Directors of Monarch Casino & Resort, Inc.:

     We have reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2002.

     We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

     We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

     Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

                                     By: Ronald R. Zideck, Chairman
                                         Craig F. Sullivan, Member
                                         Charles W. Scharer, Member






                                     -20-
Stock Performance Chart

     The following chart reflects the cumulative total return (change in stock price plus reinvested dividends) of a $100 investment in the Company's Common Stock for the five year period from January 1, 1998, through December 31, 2002, in comparison to the Standard & Poor's 500 Composite Stock Index and an industry peer group index. The comparisons are not intended to forecast or be indicative of possible future performance of the Company's Common Stock.

                         MONARCH CASINO & RESORT, INC.
                                 Total Return
                      January 1, 1998 - December 31, 2002

                                  Base
                                 Period
                                12/31/97  12/31/98  12/31/99
                                --------  --------  --------
Monarch Casino & Resort, Inc.     100       95.45     95.45
S&P 500 Index                     100      128.58    155.63
Self Determined Peer Group (1)    100       67.33    101.63

                                12/31/00  12/31/01  12/31/02
                                --------  --------  --------
Monarch Casino & Resort, Inc.     86.36    145.45    249.64
S&P 500 Index                    141.46    124.65     97.10
Self Determined Peer Group (1)   109.47    141.89    156.32

__________________
(1) The companies included in the peer group are as follows: Alliance Gaming Corp.; Archon Corp.; Argosy Gaming Corp.; Aztar Corp.; Black Hawk Gaming & Development Company, Inc.; Casino Magic Corp. (Acquired by Hollywood Park Corporation 11/16/98); Grand Casinos, Inc. (Merged with Park Place Entertainment, Inc. 2/19/99); Harrah's Entertainment, Inc.; Hollywood Casino Corporation-Cl. A; Lady Luck Gaming Corporation (Acquired by Isle of Capris Casinos, Inc. 4/17/00); Mandalay Resort Group (Formerly Circus Circus Enterprise, Inc.); Mirage Resorts, Inc. (Acquired by MGM Grand, Inc. 7/17/00, now MGM Mirage); President Casinos, Inc.; Sands Regent; Showboat, Inc. (Acquired by Harrah's Entertainment, Inc. 7/20/98); Station Casinos, Inc.; and Winwin Gaming, Inc.

Note: For the companies that have been acquired, the peer line on the graph includes the acquired company's performance up to the acquisition date, and the acquiring company's performance since the acquisition date.










                                     -21-
                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Guarantee Fees

     The Company's Compensation Committee approved the payment of a guarantee fee of two percent of the average outstanding guaranteed debt as compensation for bank debt personal guarantees granted for the benefit of the Company by John Farahi, Bob Farahi and Ben Farahi. For the year ended December 31, 2002, the Company paid approximately $1.3 million in guarantee fees to these persons.

Consulting Fees

     In connection with the July 2002 offering of the Company's Common Stock by selling stockholders, consisting of members of the Farahi family, the selling stockholders paid a consulting fee for services provided in connection with the offering and additional services to Craig F. Sullivan, one of the Company's directors. The fee paid was $337,500.

Other Relationships

     The three principal stockholders of the Company, through their affiliates, directly or indirectly control the ownership and management of a shopping center directly adjacent to the Atlantis. The shopping center occupies 18.7 acres and consists of 233,000 square feet of retail space. The Company currently rents approximately 5,100 square feet in the shopping center and pays rent of approximately $4,400 per month.

Indemnification of Directors and Officers

     Section 78.751 of Chapter 78 of the Nevada Revised Statutes ("NRS"),
Article IX of the Company's Articles of Incorporation, and Article VII of the Company's Bylaws contain provisions for indemnification of officers and directors of the Company. The Articles of Incorporation require the Company to indemnify such persons to the full extent permitted by Nevada law. Each person will be indemnified in any proceeding provided that such person's acts or omissions did not involve intentional misconduct, fraud or knowing violation of law, or the payment of dividends in violation of NRS 78.300. Indemnification would cover expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement.

     The Company's Articles of Incorporation also provide that the Board may cause the Company to purchase and maintain insurance on behalf of any present or past director or officer insuring against any liability asserted against such person incurred in the capacity of director or officer or arising out of such status, whether or not the corporation would have the power to indemnify such person. The Company has obtained and maintains such insurance.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission (the "SEC") such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.



                                     -22-
Audit Committee Review

     The Company requires that the Audit Committee of the Board review certain related party transactions.

                        INDEPENDENT PUBLIC ACCOUNTANTS

     The Company's independent accountants, Deloitte & Touche LLP, have audited the Company's financial statements for the fiscal year ended December 31, 2002. Deloitte and Touche LLP is expected to have a representative present at the annual meeting who will have the opportunity to make a statement if such representative desires to do so and is expected to be available to respond to appropriate questions.

     As the Audit Committee has not made its formal recommendation to the Board, the Company has not yet formally engaged an independent public accountant to audit the Company's financial statements for the fiscal year ending December 31, 2003. In the event the Audit Committee and Board select a firm other than Deloitte & Touche LLP prior to the 2003 Annual Meeting, a representative of that firm will be invited to the stockholders' meeting.

                            AUDIT AND RELATED FEES

     AUDIT FEES. The aggregate fees billed by Deloitte & Touche for professional services for the audit of the Company's annual consolidated financial statements included in the annual report on Form 10-K for the fiscal year ended December 31, 2002, and review of the Company's unaudited interim quarterly financial statements included in its quarterly reports on Form 10-Q were $62,400. The aggregate fees billed by Deloitte & Touche for professional services for S-3 Registration Statement related to a secondary stock offering by certain principal stockholders of the Company during 2002, including the re-audits of each of the three years in the period ended December 31, 2001 were $63,921.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. There were no fees billed by Deloitte & Touche to the Company for financial information systems design and implementation fees for the fiscal year ended December 31, 2002.

     ALL OTHER FEES. The aggregate fees billed to the Company for all other services rendered by Deloitte & Touche, which consisted primarily of tax return assistance for the fiscal year ended December 31, 2002 were $13,000.

     COMPATIBILITY OF FEES WITH INDEPENDENT ACCOUNTANT'S INDEPENDENCE. The Audit Committee has determined that the provision of services covered under the subheadings "Financial Information Systems Design and Implementation Fees" and "All Other Fees" above is compatible with maintaining Deloitte & Touche's independence.









                                     -23-
                     COMPLIANCE WITH SECTION 16(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors, and stockholders holding more than 10% of the class of stock are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during 2002 all reports as required under Section 16(a) filing requirements were filed as required, with the exception of one Form 4 each for John Farahi, Bob Farahi and Ben Farahi, which was inadvertently filed late.

                              VOTING PROCEDURES

     A majority of a quorum of stockholders present in person or represented by proxy voting "FOR" the election of the nominees to the Board is sufficient to approve the election of the nominees to the Board. A quorum of stockholders exists when a majority of the stock issued and outstanding and entitled to vote at a meeting is present, in person, or represented by proxy, at the meeting. A majority of the outstanding shares of Common Stock is required to approve Proposal 2 with respect to the amendment and extension of the Company's existing stock compensation plans. Abstentions are effectively treated as votes "AGAINST" a matter presented. Neither the Company's Articles of Incorporation, Bylaws, nor Nevada corporate statutes address the treatment and effect of abstentions and broker non-votes.

     The Company will appoint three inspectors of election to: determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of a proxy; receive votes, ballots, or consents; hear and determine all challenges and questions in any way arising in connection with the right to vote; count and tabulate all votes or consents; determine when the polls shall close; determine the results; and do any other acts which may be proper to conduct the election or vote with fairness to all stockholders.

                     2004 ANNUAL MEETING OF STOCKHOLDERS

     The next annual meeting of stockholders will be held on or about June 10, 2004. Stockholders desiring to present proper proposals at that meeting and to have their proposals included in the Company's proxy statement and form of proxy for that meeting must meet the eligibility and other criteria under Rule 14a-8 of the Securities Exchange Act of 1934 and must submit the proposal to the Company. Such proposal must be received no later than December 31, 2003. Unless a stockholder proposal for the Company's 2004 Annual Meeting of Stockholders is submitted to the Company prior to March 24, 2004, management may use its discretionary voting authority to vote management proxies on the stockholder proposal without any discussion of the matter in the proxy statement.


                                     -24-
                                OTHER BUSINESS

     The Board does not know of any other business which will be presented for action by the stockholders at this annual meeting. However, if any business other than that set forth in the Notice of Annual Meeting of Stockholders should be presented at the annual meeting, the proxy committee named in the enclosed proxy intends to take such action as will be in harmony with the policies of the Board and will use their discretion and vote all proxies in accordance with their judgment.















































                                     -25-
     The Company's 2002 Annual Report to Stockholders, including financial statements for the year ended December 31, 2002, accompanies these proxy materials, which are being mailed on or about May 8, 2003, to all stockholders of record of the Company as of May 2, 2003.



                                    By order of the Board,


                                    /s/ Ben Farahi
                                    BEN FARAHI
                                    Secretary





OUR ANNUAL REPORT ON SEC FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, FOR THE 12 MONTHS ENDED DECEMBER 31, 2002, WILL BE FURNISHED WITHOUT CHARGE TO ANY BENEFICIAL OWNER OF SECURITIES ENTITLED TO VOTE AT THIS ANNUAL MEETING. TO OBTAIN A COPY OF THE FORM 10-K, WRITTEN REQUEST MUST BE MADE TO MONARCH CASINO & RESORT, INC. AND THE REQUESTING PERSON MUST REPRESENT IN WRITING THAT SUCH PERSON WAS A BENEFICIAL OWNER OF OUR SECURITIES AS OF MAY 2, 2003.

                  REQUESTS SHOULD BE ADDRESSED TO:

                  Monarch Casino & Resort, Inc.
                  Attention:  Ben Farahi, Secretary
                  1175 W. Moana Lane, Suite 200
                  Reno, Nevada 89509
























                                     -26-
Exhibit A-1

                             SECOND AMENDMENT TO
                         MONARCH CASINO & RESORT, INC.
                       1993 DIRECTOR'S STOCK OPTION PLAN

The 1993 Director's Stock Option Plan (as first amended September 14, 1993) shall be amended as follows:

1. A third sentence should be added to Paragraph 2, Administration, as follows: "Notwithstanding the foregoing, the Committee may extend the term of any existing option grant under the Plan."

2. The third sentence of Paragraph 4, Stock Subject to the Plan, is amended to reflect that "[t]he total number of shares of Common Stock which may be granted as stock options shall not exceed 125,000."

3. The final sentence of Paragraph 5, Grant and Amount of Options, is amended to omit the language "for five years following election to the Board."

4. The second sentence of Paragraph 6.2, Exercise and Term of Options, is amended to reflect that: "[e]xcept in special circumstances or unless extended by the Committee, each option shall expire the latter of the tenth anniversary of the date of its grant or nine months after the Non-Employee Director leaves his/her director's position on the Board, whichever occurs first."

5. The language set forth under Paragraph 6.3, Termination of Directorship, is omitted and replaced with the following language: "If an Optionee ceases, other than by reason of death or retirement, to be elected to serve on the Board of Directors, all options granted to such Optionee and exercisable on the date of termination of directorship shall expire on the earlier of (i) the tenth anniversary after the date of grant or (ii) nine months after the day such Optionee's term ends."

6. The second sentence of Paragraph 6.4, Exercise upon Death of Optionee, is amended to reflect that: "[s]uch exercise may be made at any time prior to the earlier of (i) the tenth anniversary after the date of grant or (ii) the second anniversary of such Optionee's death."

7. The first sentence of Paragraph 11, Term: Amendment of Plan, is amended to reflect that "[t]his Plan shall expire on June 13, 2013 (except as to options outstanding on that date)."

Unless specifically addressed above, the Plan shall otherwise remain unchanged.
 This Second Amendment shall be effective as of the date that it is approved and ratified by the Corporation's stockholders.











                                     -S1-
Exhibit A-2

                             SECOND AMENDMENT TO
                         MONARCH CASINO & RESORT, INC.
                        1993 EMPLOYEE STOCK OPTION PLAN

The 1993 Employee Stock Option Plan (as first amended May 14, 1997) shall be amended as follows:

1. The second sentence of Paragraph 4, Stock Subject to the Plan, is amended to reflect that "[t]he aggregate number of shares of Common Stock available for grant under the Plan is 300,000, subject to adjustment pursuant to Section 12."

2. The first sentence of Paragraph 8, Term/Amendment, is amended to reflect that "[t]his Plan shall expire on June 13, 2013 (except as to Options outstanding on that date)."

3. The first sentence of the second paragraph of Paragraph 11, Effective Date and Conditions Subsequent to Effective Date, is amended to reflect that "[n]o grant or award shall be made under the Plan after June 13, 2013; provided, however, that the Plan, and all Options granted under the Plan prior to such date shall remain in effect, and subject to adjustment and amendment as herein provided, until they have been exercised or terminated in accordance with the terms of the respective grants or awards and the related instruments."

Unless specifically addressed above, the Plan shall otherwise remain unchanged.
 This Second Amendment shall be effective as of the date that it is approved and ratified by the Company's stockholders.




























                                     -S2-

Exhibit A-3

                             SECOND AMENDMENT TO
                         MONARCH CASINO & RESORT, INC.
                    1993 EXECUTIVE LONG TERM INCENTIVE PLAN

The 1993 Executive Long Term Incentive Plan (as first amended May 14, 1997) shall be amended as follows:

1. The language set forth under the Paragraph 1 heading, Purpose, is omitted and replaced with the following language: "The 1993 Executive Long Term Incentive Plan (the "Plan") is intended to promote the interests of Monarch Casino & Resort, Inc. and its subsidiaries (collectively the "Corporation") by offering the executive officers identified in Paragraph 4, below, the opportunity to participate in a long-term incentive plan designed to reward them for their services and to encourage them to continue in the employ of the Corporation.

2. The language set forth under the Paragraph 4 heading, Eligibility, is omitted and replaced with the following language: "Awards shall be granted only to employees who serve in the positions of Chief Executive Officer, Chief Financial Officer, Corporate President, Corporate Secretary and Corporate Treasurer."

3. The fourth sentence of Paragraph 5, Stock Subject to the Plan, is amended to reflect that "[t]he total number of shares of Common Stock which may be granted as Restricted Shares or stock options may not exceed, in the aggregate, 350,000 shares in total."

4. The language set forth under the Paragraph 7.1 heading, Option Price, is omitted and replaced with the following language: "The price for Non-qualified Options shall be the fair market value of the Common Stock under option on the day the option is granted, which shall be an amount equal to the last reported sale price of the Common Stock on such date on the NASDAQ National Market System, or such other stock exchange on which the price of the Common Stock may be listed from time to time. The option price per share for ISOs shall be an amount equal to the price of the Common Stock under option, as determined above, unless the proposed option recipient, at the time of grant, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of Monarch or any subsidiary of Monarch. In such case, the purchase price of the shares covered by such ISO shall not be less than 110% of the fair market value per share of the Common Stock on the ISO is granted. The price shall be paid (i) in cash or
(ii) in Common Stock having a fair market value equal to such option price or
(iii) in a combination of cash and Common Stock. The fair market value of Common Stock delivered to the Corporation pursuant to the immediately preceding sentence shall be determined on the basis of the last reported sale price of the Common Stock on the NASDAQ National Market System on the day of exercise or, if there was no such sale price on the day of exercise, on the day next preceding the day of exercise on which there was such a sale.

5. The first sentence of Paragraph 13, Term: Amendment of Plan, is amended to reflect that "[t]his Plan shall expire on June 13, 2013 (except as to options outstanding on that date)."


                                     -S3-
Unless specifically addressed above, the Plan shall otherwise remain unchanged. This Second Amendment shall be effective as of the date that it is approved and ratified by the Corporation's stockholders.






















































                                     -S4-